Exhibit 99.2

EXECUTION COPY

TRANSITION SERVICES AGREEMENT

This TRANSITION SERVICES AGREEMENT (this “Agreement”) is made and entered into as of this 31 day of December, 2003 (the “Effective Date”), by and among Crescent Mortgage Services, Inc., a Georgia corporation (“CMS”), Crescent Bank & Trust Company, a Georgia bank (“Crescent Bank”), and Carolina Financial Corporation, a Delaware corporation (“Carolina Financial”), and its wholly owned subsidiary, Crescent Mortgage Company, a Delaware corporation (“Crescent Mortgage” and together with Carolina Financial, the “Purchaser”), and Community FirstBank of Charleston (“FirstBank”).

W I T N E S S E T H:

WHEREAS, CMS, Purchaser and FirstBank have entered into that certain Asset Purchase Agreement, dated as of November 3, 2003 (the “Purchase Agreement”), pursuant to which CMS has agreed to sell to Purchaser certain assets and to assign certain liabilities relating to the business of originating, buying, servicing and selling mortgage loans on a wholesale basis with third party originators, sellers and purchasers (the “Business”);

WHEREAS, Crescent Bank currently provides certain support services to CMS to support the Business, and Purchaser has requested Crescent Bank and CMS to provide certain support services to Purchaser after the Closing Date, as more fully set forth herein;

WHEREAS, Crescent Bank and CMS have required Purchaser to provide certain support services to Crescent Bank and CMS after the Closing Date, as more fully set forth herein; and

WHEREAS, it is the intention of the parties hereto that services undertaken pursuant to this Agreement be rendered at the fees and costs as set forth herein;

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.    Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

2.    Services. The services to be performed by the Parties under this Agreement shall consist of the Payroll Services to be performed by Crescent Bank and CMS as described in Schedule 1 attached hereto, the Loan Origination Services to be performed by Crescent Bank and CMS as described in Schedule 2 attached hereto, and the Repurchase Management Services to be performed by Purchaser as described in Schedule 3 attached hereto (collectively, the “Services”). The parties hereto shall provide the Services on the terms and conditions set forth herein.

3.    Fees. During the term of this Agreement and unless otherwise consented to by Crescent Bank and CMS, Purchaser will compensate Crescent Bank and CMS for the Payroll Services and Loan Origination Services actually rendered by Crescent Bank and CMS, respectively, hereunder in accordance with Schedule 1 and Schedule 2 attached hereto. Crescent Bank and CMS shall invoice Purchaser monthly for the Payroll Services and Loan Origination Services actually provided under this Agreement and shall provide any reasonable backup documentation with respect to such invoice as Purchaser may require. Purchaser shall pay all such invoices in full within 10 days of receipt of the invoice from Crescent Bank and/or CMS. During the term of this Agreement and unless otherwise consented to by Purchaser, Crescent Bank and/or CMS will compensate Purchaser for the Repurchase Management Services it actually renders hereunder in accordance with Schedule 3 attached hereto. Purchaser shall invoice Crescent Bank and/or CMS monthly for the Repurchase Management Services actually provided under this Agreement and shall provide any reasonable backup documentation with respect to such invoice as Crescent Bank and/or CMS may require. Crescent Bank and/or CMS shall pay all such invoices in full within 10 days of receipt of the invoice from Purchaser.

4.    Term. The Parties have determined immediately prior to the Closing Date that the Purchaser does not need any Payroll Services from Crescent Bank and Crescent Bank shall not provide any Payroll Services to Purchaser hereunder. The obligation of CMS to provide the Loan Origination Services to Purchaser hereunder shall commence on the Closing Date and shall terminate on March 31, 2004, unless sooner terminated by mutual agreement of Purchaser and CMS (the “Loan Origination Transition Term”) or as provided in Schedule 2. The obligation of Purchaser to provide the Repurchase Management Services to Crescent Bank and CMS hereunder shall commence on the Closing Date and shall continue through December 31, 2006, or until Crescent Bank and/or CMS notify Purchaser that it no longer requires the Repurchase Management Services, unless sooner terminated by mutual agreement of Purchaser and Crescent Bank and CMS (the “Repurchase Management Transition Term”). If, following the initial or any renewal Repurchase Management Transition Term, CMC is not providing the Repurchase Management Services, then CMC shall preserve all necessary records and provide any provider of such services with access during normal business hours to all relevant records and shall cooperate with the provider of such Repurchase Management Services.

5.    Real Property Leases. Without limiting its obligations under the Purchase Agreement, FirstBank will pay when due all obligations and Liabilities of CMS under the Business’ Real Property Leases upon and following the Closing Date through the date of the assignment and assumption of such Real Property Leases in form and substance satisfactory to CMS. This agreement regarding the Leased Real Property is not intended to, and shall not constitute an assignment, transfer or sub-lease (or attempted assignment, transfer or sublease) from CMS to Purchaser, unless and until the parties obtain any necessary consents. Purchaser and FirstBank will use their commercially reasonable best efforts to (i) effect the assignment and assumption of such Real Property Leases in accordance with the Purchase Agreement or (ii) execute a new lease agreement and terminate, without Liability to CMS, of the existing lease for the applicable Leased Real Property, all in form and substance satisfactory to CMS, as promptly as possible. Such assignment and assumption of the Real Property Leases will be completed as soon as possible and not later than March 31, 2004.

6.    Performance. Each party hereto shall use its reasonable best efforts to perform its duties and obligations as described herein with the same care as they use in providing such services for themselves and their respective affiliates.

7.    Indemnification. In addition to any indemnities provided in the Purchase Agreement, the following indemnities are provided:

(a)    CMS and Crescent Bank, severally and not jointly, shall indemnify, defend and hold harmless Purchaser and its affiliates, and their respective officers, directors, employees, agents and representatives, and their affiliates and their respective successors and assigns (other than Purchaser’s creditors and any purchasers, assigns, transferees or pledgees of Loans or assets from any of Purchaser or its affiliates), heirs and personal and legal representatives (the “Purchaser Indemnitees”) from and against any and all Liabilities, Losses and Litigation incurred by any of the Purchaser Indemnitees as a result of CMS’ or Crescent Bank’s respective acts or omissions in performing their respective duties and obligations under this Agreement, except to the extent that such Liabilities, Losses and Litigation result from any act or omission of employees of Purchaser who are also employees of CMS, any breach of this Agreement by any of the Purchaser Indemnitees or the gross negligence, bad faith, fraud or willful misconduct of any of the Purchaser Indemnitees. This indemnity is in addition to such indemnities as agreed by CMS in the Purchase Agreement and in addition to any indemnities provided for in the Schedules hereto with respect to a particular Service.

(b)    Purchaser and FirstBank, severally and not jointly, shall indemnify, defend and hold harmless CMS, Crescent Bank and their affiliates, and their respective officers, directors, employees, agents and representatives, and their affiliates and their respective successors and assigns, heirs and personal and legal representatives (the “Crescent Indemnitees”) from any and all Liabilities, Losses and Litigation incurred by any of the Crescent Indemnitees as a result of Purchaser’s and FirstBank’s respective acts or omissions in performing their respective duties and obligations under this Agreement, and Purchaser shall indemnify, defend and hold harmless the Crescent Indemnities from any act or omission of employees of Purchaser who are also employees of CMS, except to the extent that such Liabilities, Losses and Litigation result from any breach of this Agreement by any of the Crescent Indemnitees, or the gross negligence, bad faith, fraud or willful misconduct of any of the Crescent Indemnitees. This indemnity is in addition to such indemnities as agreed to by Purchaser and FirstBank in the Purchase Agreement as provided in the Purchase Agreement, and is in addition to any indemnities provided for in the Schedules hereto with respect to a particular Service.

8.    Termination. Seller may terminate this Agreement upon fifteen (15) days notice in the event that Purchaser fails to timely meet any payment obligations hereunder or under the Purchase Agreement. All obligations incurred hereunder prior to the termination or expiration of this Agreement and all indemnities hereunder shall survive such termination or expiration.

9.    Confidentiality.

(a)    All information concerning either party hereto, its business, or customers submitted by that party to the other party pursuant to this Agreement shall be held in confidence by the receiving party and shall not be disclosed except as required by law. Access to such information shall not be available to any persons other than the receiving party’s employees, attorneys, accountants and advisors. Except as each party may specifically approve in writing, the receiving party will not utilize any such information or data, except as contemplated by this Agreement. Each party will maintain reasonable security standards with respect to the other party’s data and will require its employees to follow such standards.

(b)    The parties acknowledge that any information concerning the business or operations of the other party received as a result of the operation of this Agreement constitutes confidential information subject to the terms and conditions of the Confidentiality Agreement between Purchaser and Crescent Banking Company, dated as of May 21, 2003.

10.    Audit. The parties agree to cooperate fully with each other in connection with the performance of any internal or external audit or with regard to examinations by regulatory authorities. In such connection, upon reasonable advance notice, the parties shall make available for examination or interview during normal business hours any records relating to the Services and any personnel involved in the performance thereof.

11.    Notices. All notices, requests, instructions, claims, demands, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given on the date delivered by hand or by courier service such as Federal Express, or by other messenger (or, if delivery is refused, upon presentment) or upon electronic confirmation of a facsimile transmission, or upon delivery by United States first class mail (postage prepaid) to CMS, Crescent Bank, Crescent Mortgage and Carolina Financial at the following addresses:

(a)    If to CMS and/or Crescent Bank:

Crescent Mortgage Services, Inc. or

Crescent Bank & Trust Company

c/o Crescent Banking Company

251 Highway 515

Jasper, Georgia 30143

Attention: J. Donald Boggus, Jr.

Telephone: (678) 454-2222

Facsimile: (706) 692-6820

with a copy (which shall not constitute notice) to:

Alston & Bird LLP

1201 W. Peachtree Street

Atlanta, Georgia 30309

Attention: Ralph F. MacDonald, III

Telephone: (404) 881-7582

Facsimile: (404) 881-4777

(b)    If to Crescent Mortgage and/or Carolina Financial:

Crescent Mortgage Company;

Carolina Financial Corporation; or

Community FirstBank of Charleston

288 Meeting Street

Charleston, South Carolina 29401

Attention: John D. Russ

Telephone: (843) 723-7700

Facsimile: (843) 723-5446

with a copy (which shall not constitute notice) to:

Luse Gorman Pomerenk & Schick

5335 Wisconsin Avenue, N.W. Suite 400

Washington, D.C. 20015

Attention: Robert I. Lipsher

Telephone: (202) 274-2020

Facsimile: (202) 362-2902

or to such other persons or addresses as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

12.    Successors and Assigns; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. None of this Agreement or any rights and obligations hereunder may be assigned or delegated by any party without the prior written consent of the other parties. This Agreement may not be assigned without the express written consent of each of the parties hereto.

13.    Entire Agreement; Amendment; Benefit of Provisions. This Agreement, together with the Purchase Agreement, embodies the entire agreement of the parties hereto with respect to the subject matter hereof. This Agreement may be amended or modified only by written instrument signed by the parties hereto. Any claim for payment or indemnity hereunder may be made against the Seller Escrow Agreement by Purchaser or the Purchaser Escrow Agreement by Seller, as applicable.

14.    Counterparts. This Agreement may be executed in one or more identical counterparts, each of which will be deemed to be an original and all of which when taken together will be deemed to constitute one and the same agreement.

15.    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF GEORGIA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF GEORGIA.

16.    Severability. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such provision or provisions shall be ineffective only to the extent of such invalidity, illegality or unenforceability in such jurisdiction, without invalidating the remainder of such provision or provisions or the remaining provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions in such jurisdiction had never been contained herein, unless such a construction would be unreasonable.

17.    No Third Party Beneficiaries, etc. This Agreement is for the sole benefit of the parties hereto and their successors and permitted assigns and nothing herein is intended to or shall give or be construed to give to any other person or entity, including the parties’ respective creditors and shareholders, and any assignees, transferees or purchasers of Loans or other assets, other than the parties, and as expressly provided in Section 6, the Purchaser Indemnitees and the Crescent Indemnitees, any legal or other rights or benefits hereunder, whether as third party beneficiaries or otherwise. Wherever the words “include”, “including” or any derivation thereof are used, such words shall be deemed to mean without limitation by reason of enumeration or otherwise.

[Remainder of page left intentionally blank.]

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed by its respective officers thereunto duly authorized as of the day and year first above written.

CRESCENT MORTGAGE SERVICES, INC.

By:	/S/ ROBERT C. KENKNIGHT

Name: Robert C. KenKnight Title: President

CRESCENT BANK & TRUST COMPANY

By:	/s/ J. DONALD BOGGUS, JR.

Name: J. Donald Boggus, Jr. Title: President and CEO

CAROLINA FINANCIAL CORPORATION

By:	/S/ JOHN D. RUSS

Name: John D. Russ Title: President

CRESCENT MORTGAGE COMPANY

By:	/s/ JOHN D. RUSS

Name: John D. Russ Title: Chairman

COMMUNITY FIRSTBANK

By:	/S/ JOHN D. RUSS

Name: John D. Russ Title: Vice Chairman and CEO

Schedule 1

Payroll Services

None.

Schedule 2

Loan Origination Services

The Purchase Agreement requires Purchaser to seek and maintain Licenses needed to conduct the business of soliciting, originating, buying, servicing and selling residential first mortgage loans (the “Loans”) on a wholesale basis with third party originators, sellers and purchasers. Purchaser confirms that notwithstanding its best efforts, Purchaser has been unable to obtain all necessary Licenses in order to conduct the Business in the capacities and in the jurisdictions (each a “Covered State”) shown in Exhibit 1 hereto.

1.0    Purchaser has investigated, and represents, warrants and covenants to CMS and Crescent that the services contemplated herein are lawful, and will not subject Crescent or CMS to any fines, penalties, censure, sanctions or adverse action of any kind whatsoever by any Person, including Governmental Authorities and Regulatory Authorities. The Purchaser has requested that CMS provide the Loan Origination Services contemplated herein in all states in which CMS currently conducts business until Mortgage Licenses (as defined below) have been obtained by Purchaser in all such states.

2.0    In reliance upon Purchaser’s representations, warranties and covenants, and the opinion of Purchaser’s mortgage loan licensing counsel, Franzen and Salzano, P.C., to be confirmed in writing and delivered within 15 business days of the Closing Date, CMS is willing, on the terms and conditions of this Schedule, and the related Transition Services Agreement, to permit Dual Employees to originate Loans of the type originated by CMS as of the Closing Date in each jurisdiction in CMS’ name and under the mortgage banker, broker or similar Licenses (the “Mortgage Licenses”) granted to CMS by Governmental Authorities or Regulatory Authorities in the Covered States, provided CMS and Crescent have not received any notice or made any determination in their reasonable judgment that the services contemplated between CMS and Purchaser hereunder are not permitted by applicable Law. Purchaser has received approval to act as a FHA and VA loan originator and is actively seeking direct endorsement authority from the FHA. CMS will employ such persons as necessary to serve as underwriters in order to comply with VA and FHA approval requirements, until the earlier of Purchaser obtaining its direct endorsement approval from the FHA or March 31, 2004. The Loan Origination Services shall continue until the earlier of the time Purchaser obtains Mortgage Licenses in each Covered State and the FHA approval, or any Governmental Authority or Regulatory Authority objects to such practice or indicates that such services may violate applicable Law. Each party shall promptly notify the other in writing as soon as it learns of the occurrence of any event described in the immediately preceding sentence. CMS shall have no obligation to provide or continue to provide any of the services contemplated in this Schedule in any Covered State where the activities hereunder may subject CMS or any of its affiliates or their respective directors, officers, employees, agents or representatives to any violation of Law, or to any penalty, censure or sanction or where the License or Governmental Authority would require CMS to maintain more capital than the amount contributed by Seller and held in the Seller Escrow Agreement as provided by Section 1.5(a)(i) of the Purchase Agreement. In no event shall CMS have any obligation to provide any services hereunder after March 31, 2004.

3.0    Purchaser shall promptly seek, and shall be solely responsible for qualifying to do business as a foreign corporation and maintaining such qualification in each state, including the Covered States, and also maintaining all other Licenses and Consents, including business Licenses, in all jurisdictions where it originates Loans or conducts its Business. Purchaser shall reimburse CMS all costs, including state and local Taxes, fees and charges incurred or accrued during the Loan Origination Transition Term or as a result of CMS’ activities hereunder, and reasonable fees to prepare and file all necessary returns, filings and documents incurred to qualify to do business as a foreign corporation or to maintain its qualification as a foreign corporation in the Covered States, and to maintain its Mortgage Licenses or exemptions therefrom in the Covered States for the period December 31, 2003 through the termination of the Loan Origination Services hereunder, together with any costs or fees payable to the FHA or VA.

4.0    Beginning after Closing and during the Loan Origination Transition Term, CMS will retain (a) certain officers and other employees who CMS deems are necessary to maintain the Licenses required for the services to be provided by CMS hereunder, and who shall also be employed during the Loan Origination Transition Term by Purchaser (the “Dual Employees”), and (b) certain underwriters as are necessary to maintain the VA and FHA approvals to the extent necessary until Purchaser obtains its VA and FHA approvals (the “FHA/VA Employees”, together with the Dual Employees, the “Transition Employees”). The Transition Employees shall have no authority to act on behalf of CMS, except as expressly set forth in this Schedule 2 and in no event shall any Transition Employee have any authority to amend or change any agreement between CMS, the Purchaser or FirstBank, or with any creditor, or to waive any provision thereof. The Transition Employees shall have authority to originate, close, fund and sell Loans in the ordinary course of business in accordance with their practices and procedures existing immediately prior to the Closing Date, and in accordance with applicable Law, the provisions of this Agreement and the Purchase Agreement and other agreements to which CMS or its assets are bound or subject. Purchaser shall be solely responsible for supervising and managing the Transition Employees to insure their compliance with all applicable Laws, the Mortgage Licenses, VA and FHA rules and regulations, other applicable Licenses and Consents, and the requirements of any third parties. CMS shall not provide to, or be responsible to Purchaser or any other person or entity for, any representations, warranties or covenants with respect to the Loans or the sale, financing or assignment of the Loans or any other assets, including servicing rights. Purchaser shall be solely responsible for all compensation and benefits due to Dual Employees. Dual Employees shall not receive or be entitled to any compensation or benefits from CMS or any CMS affiliate, whether under any employment agreements or otherwise, and shall have no rights to participate in any of CMS’ or its affiliates’ pension, welfare or benefit plans of any kind, in connection with their services hereunder. CMS shall be responsible for the compensation and benefits due to FHA/VA Employees, provided, however, that Purchaser shall promptly reimburse CMS for all amount paid to the FHA/VA Employees and all costs associated with the compensation of the FHA/VA Employees, including FICA, FUTA and all Taxes and withholdings.

5.0    CMS shall assist Purchaser to originate Loans in the name of CMS or a designee during the Loan Origination Transition Term. The Loans will be solicited, originated and funded in accordance with all applicable Laws and Mortgage Licenses, including consumer compliance and disclosure Laws, and any applicable Contracts, approvals. Purchaser shall be solely responsible for compliance with all Laws, and Contracts by it and the Transition Employees. Except as expressly provided in Section 6.0 hereof, Purchaser will fund or purchase all Loans immediately upon Closing solely from Purchaser’s own funds or credit sources, pay all applicable fees and charges, including all commissions and fees due to be paid by CMS or Purchaser to any third parties or Governmental Authorities or Regulatory Authorities, and except as expressly provided in Sections 1.5(b) and 1.5(c) of the Purchase Agreement, Purchaser will have the full economic and legal benefit, costs, obligations and risks of all such Loans. In no event shall CMS or any of its affiliates have any obligations, Liabilities, Losses and Litigation with respect to any Loan originated hereunder, and Purchaser shall indemnify, defend and hold harmless the Crescent Indemnitees from all such obligations, Liabilities, Losses and Litigation, as incurred.

6.0    (a)    The Purchaser has indicated that it cannot originate, purchase, finance or hold any Loans originated in the State of Illinois prior to obtaining the applicable Mortgage License required by the State of Illinois. Such Mortgage License has been applied for but has not yet been obtained. During the Loan Origination Transition Term, CMS is willing to hold the mortgage loans held for sale originated in the State of Illinois (the “Illinois Loans Held for Sale”) as of the Closing Date as set forth on Schedule 1.1(c) to the Purchase Agreement in the approximate amount of up to $5,000,000, and to close the Pipeline Loans that have been originated by CMS in the State of Illinois as set forth on Schedule 1.1(d) to the Purchase Agreement (the “Illinois Pipeline Loans”). CMS also agrees to originate, close, fund and/or purchase Loans in the State of Illinois during the Loan Origination Transition Term (the “Illinois Loans Originated”, and with the Illinois Loans Held for Sale and the Illinois Pipeline Loans, the “Illinois Loans”). Purchaser will be responsible for and shall pay as incurred, all charges, expenses and carrying costs of such Loans and will provide the personnel and services needed to close the Illinois Loans prior to Purchaser obtaining the necessary Mortgage License and other Licenses in the State of Illinois. Such compensation shall include all costs actually incurred by CMS to originate, close, carry, finance and sell Illinois Loans, all incentive and other compensation and fees payable to mortgage loan personnel and all interest and other costs incurred by CMS. All costs and expenses, including reasonable legal fees and charges, incurred by CMS in connection with the establishment, modification or other provision of credit facilities for such purpose shall be paid by Purchaser promptly upon demand by CMS. The expenses, charges and carrying costs referred to in this paragraph are the “Illinois Loan Expenses”.

At the same time as such Illinois Loan Expenses are calculated, the parties shall calculate and agree upon the interest income and fees earned and actually received by CMS on the Illinois Loans (the “Illinois Loan Income”) for the same period as such Illinois Loan Expenses were incurred by CMS, and (i) the net positive difference, if any, between such Illinois Loan Income and the Illinois Loan Expenses for such period shall be paid to CMC and (ii) the net negative difference, if any, between such Illinois Loan Income and the Illinois Loan Expenses for such period shall be paid to CMS.

Within 30 days (the “Illinois Loan Origination Final Settlement Date”) after the termination or expiration of the Loan Origination Transition Term, the parties will calculate and agree, for the entire Loan Origination Transition Term (i) the total Illinois Loan Expenses (the “Total Illinois Loan Expenses”) paid and payable by CMS, including any interest, fees, and charges paid or payable to Colonial Bank, N.A. or to any other creditor under the Colonial Agreements (as defined in subsection 6.0(b)) or any other agreement with respect to the Loan Origination Services, and (ii) the total Illinois Loan Income received or receivable by CMS. The net positive difference, if any, between such Illinois Loan Income and the Illinois Loan Expenses for such period shall be paid to CMC in cash and assignment of any receivables evidencing a right to payment of Illinois Loan Income and (ii) the net negative difference, if any, between such Illinois Loan Income and the Illinois Loan Expenses for such period shall be paid to CMS in cash and CMS shall be responsible for paying any accounts payable evidencing unpaid Illinois Loan Expenses. If, within 90 days after such Final Settlement Date, either party receives or pays additional amounts with respect to Illinois Loan Income or Illinois Loan Expenses, respectively, the parties will make such adjustments and payments to each other on a net basis reflecting the allocations made of such items in this paragraph.

(b)    Purchaser shall enter into appropriate hedges of all the Illinois Loans consistent with its practices generally for Loans it originates, holds and sells. Purchaser will pay CMS receive in cash, upon the purchase by Purchaser of any Illinois Loans, an amount equal to the book value on CMS’ books of such Illinois Loans (taking into account and including the carrying value of all related servicing rights), provided in no event shall such purchase price for the Illinois Loans be less than the “Repurchase Price” for such Illinois Loans as provided in the Loan Participation Sale Agreement between CMS and Colonial Bank dated as of April 16, 2003 and the Agreement with respect to Certain Mortgage Loans dated as December 31, 2003 among Purchaser, CMS and Colonial Bank, N.A. (collectively, the “Colonial Agreements”) The Purchaser shall purchase all Illinois Loans held by CMS on the termination or expiration of the Loan Origination Transition Term.

(c)    The provisions of this Section 6.0 are in addition to, and shall not affect or change the amount of the payments due to CMS under the Purchase Agreement including, without limitation, the Pipeline Loan Payment and the Contingent Cash Payment.

7.0    Unless otherwise agreed in writing, CMS shall not be required to obtain any Mortgage License or other License or provide any new products or services that it did not have or engage in, respectively, in a Covered State as of October 30, 2003. If CMS is required in connection with this Agreement and the services provided hereunder, to apply for, renew or maintain any Licenses or exemptions from such licensing requirements during the Loan Origination Transition Term, Purchaser shall promptly notify CMS and prepare at CMS’s sole expense for CMS’ consideration and consent the application for such Mortgage License or License or applicable exemption from such licensing, and subject to CMS’ consent upon the terms and conditions of this Agreement, which will not be unreasonably withheld, Purchaser shall cause the renewal application to be filed and shall pay all applicable fees and charges for such renewal. After December 31, 2003, CMS shall not be required to qualify or maintain its qualification as a foreign corporation in any Covered State, provided, however, if such qualification is required so that CMS may maintain its Mortgage License in order to provide its services hereunder in a Covered State, CMS will so qualify or maintain such qualification, provided further that Purchaser shall reimburse upon demand, CMS and its affiliates for all costs thereof, including reasonable attorneys’ fees and charges. The Purchaser shall reimburse CMS upon demand for any and all state and local taxes, fees and charges paid in any Covered State as a result of this Agreement, the services provided hereunder or the transactions contemplated hereby.

8.0    Purchaser hereby acknowledges that time is of the essence and shall use its best efforts to obtain promptly the necessary Licenses in each Covered State and the approvals from FHA and VA and to relieve CMS of its obligations to originate Loans as promptly as possible.

Charges for Services: In addition to the express charges set forth above, all costs, including all compensation (including incentive compensation) and benefits of the Dual Employees and all reimbursement and costs, including FICA, FUTA and all Taxes and withholdings associated with providing compensation and benefits to the FHA/VA Employees, incurred by CMS or its affiliates and as provided above shall be paid or reimbursed by Purchaser upon demand.

Additional Indemnities: Purchaser shall indemnify, defend and hold harmless the Crescent Indemnitees for any and all Liabilities, Losses and Litigation incurred by any of them as a result of or arising out of, or in connection with, any breach by Purchaser or its employees or affiliates of this Agreement or failure to pay when due all of Purchaser’s Liabilities, Losses and Litigation hereunder. Without limiting the generality of the foregoing, Purchaser shall indemnify, defend and hold harmless the Crescent Indemnitees, from and against all Liabilities, Losses and Litigation of any nature, as incurred, that arise, are alleged or are incurred (i) with respect to violations or alleged violations of Law, Mortgage Licenses or Licenses in connection with this Agreement and the services provided by CMS hereunder, (ii) in connection with any taxes, fees or charges, including penalties and interest, claimed or assessed against, or incurred by, CMS with respect to any Liabilities, Losses and Litigation or matters for which Purchaser is responsible hereunder (iii) in connection with the Transition Employees, (iv) in connection with the origination of Loans hereunder through CMS and any activities or involvement of CMS, actual or alleged, in connection therewith, and (v) in connection with Purchaser’s and its affiliates’ operations, including the origination, funding, closing, assignment, transfer, sale and pledging of the Loans, or Purchaser’s failure to fund or close the Loans, along with Purchaser’s and its affiliates’ compliance with all applicable Laws.

Furthermore, Purchaser shall indemnify, defend and hold harmless the Crescent Indemnitees from all Liabilities, Losses and Litigation resulting from, arising out of or relating to any claim arising out of or relating to any act or omission, actual or alleged, by or in connection with a Dual Employee’s employment with Purchaser or an FHA/VA Employee’s employment with CMS or their respective services hereunder to or on behalf of CMS upon and following the Effective Time, including (i) alleged work-related injury, illness or death, (ii) any claim for payment of wages, (iii) any claim for accrued employee pension, profit sharing, retirement, welfare, fringe or other benefit obligations of Purchaser or CMS or any CMS affiliate, including, without limitation, any claims under the ERISA, and (iv) any claims arising out of a contention by any Transition Employee as a result of, arising from or in connection with CMS being or allegedly being an employer, dual employer or joint employer of such Transition Employee.

Exhibit 1

Covered States

Alabama

Arkansas

Colorado

Connecticut

Delaware

District of Columbia

Florida

Georgia

Illinois

Indiana

Kansas

Kentucky

Louisiana

Maine

Maryland

Massachusetts

Michigan

Minnesota

Mississippi

Missouri

New Hampshire

North Carolina

Ohio

Oklahoma

Rhode Island

South Carolina

Tennessee

Vermont

Virginia

West Virginia

Wisconsin

Schedule 3

Repurchase Management Services

During the Repurchase Management Transition Term, Purchaser and its affiliates shall assist Crescent Bank and CMS in identifying and resolving, consistent with their contractual obligations and the historic practices of Crescent Bank and CMS, their respective obligations in connection with any mortgage loans which Crescent Bank or CMS are requested to repurchase (each such loan, a “Repurchased Loan”) from any third party purchaser of Mortgage Loans (the “Third Party Purchasers’), including, without limitation, FNMA, FHLMC, GNMA, VA and FHA. Repurchased Loans shall be deemed to include mortgage loans that Crescent Bank or CMS sold prior to the Closing Date and are obligated to indemnify a Third Party Purchaser against.

In no event shall Purchaser and its affiliates become liable for the financial obligations of Crescent Bank or CMS with respect to any Repurchased Loans solely as a result of the provision of Repurchase Management Services as contemplated hereby.

Charge for Services: Purchaser’s reasonable costs to provide the Repurchase Management Services. The Parties may renegotiate these charges to include, following the initial Repurchase Management Transition Term, a reasonable profit to Purchaser for Repurchase Management Services for an additional term to be agreed upon.